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                                                                    EXHIBIT N.1.

The Board of Directors
MetLife Life and Annuity Company of Connecticut:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP
Hartford, Connecticut
April 5, 2007